                                                                     Exhibit 4.4


                   SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT


       THIS SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT, dated as of
November __, 1999 (this "AMENDMENT"), is made by and among Alaska Communications Systems Group, Inc., a Delaware corporation (the "Company"), (formerly known as ALEC Holdings, Inc.) and the other persons listed on the signature pages hereto.

                                   WITNESSETH:

       WHEREAS, the Company and the stockholders listed on the signature pages hereto are parties to a Stockholders' Agreement, dated as of May 14, 1999 (as amended, the "STOCKHOLDERS' AGREEMENT", capitalized terms used but not defined herein having the meanings assigned to them in the Stockholders' Agreement);

       WHEREAS, in connection with the Company's proposed IPO, the parties hereto wish to amend the Stockholders' Agreement in the manner set forth below to limit the IPO to sales of Common Stock by the Company;

       NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

       SECTION 1. PIGGYBACK REGISTRATIONS. Notwithstanding anything in Section
3.1.1 of the Stockholders' Agreement to the contrary, and pursuant to the provisions of Section 5.11 of the Stockholders' Agreement, the undersigned hereby agree that any and all rights under Section 3.1.1 of the Stockholders' Agreement, including any rights to receive the Piggyback Notice or to effect or participate in a Piggyback Registration of the undersigned's shares of Common Stock, shall not apply to the proposed IPO, as contemplated by the Registration Statement on Form S-1 (File No. 333-88753) filed by the Company with the SEC under the Securities Act, as the same may be amended or supplemented; PROVIDED that this Amendment shall expire and have no further effect if the Company does not consummate the proposed IPO by March 31, 2000.

       SECTION 2. EFFECTS OF AMENDMENT. Except as set forth in Section 1 hereof, no other rights or obligations of the undersigned holders of Registrable Securities or the Company under the Stockholders' Agreement shall be affected hereby, including any rights with respect to any subsequent registration. From and after the date hereof, all references to the Stockholders' Agreement shall be deemed to refer to the Stockholders' Agreement as amended by this Amendment.

       SECTION 3. MISCELLANEOUS.

       (a) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of the Stockholders' Agreement as amended by this Amendment, and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Amendment.

       (b) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

       (c) DESCRIPTIVE HEADINGS, ETC. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Amendment otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Amendment.

       (d) SEVERABILITY. If any term or provision of this Amendment shall to any extent be invalid or unenforceable, the remainder of this Amendment shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Amendment so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

       (e) FURTHER ASSURANCES. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Amendment.

       (f) COMPLETE AMENDMENT; COUNTERPARTS. This Amendment (together with the Stockholders' Agreement and the other agreements referred to herein and therein) constitutes the entire agreement of the parties and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument and shall become effective upon execution by holders of a sufficient number of shares of Common Stock, including shares of Common Stock issuable upon exercise of Options and Warrants, as set forth in Section 5.11 of the Stockholders' Agreement.


                            [SIGNATURE PAGES FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                 ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                 (formerly ALEC HOLDINGS, INC.)


                                 By:  /s/ Charles E. Robinson
                                     ---------------------------------------
                                     Name:  Charles E. Robinson
                                     Title: Chairman and
                                            Chief Executive Officer

                                 FOX PAINE CAPITAL FUND, L.P.,
                                 By Fox Paine Capital Fund, LLC, its
                                    General Partner


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 FPC INVESTORS, L.P.,
                                 By Fox Paine Capital, LLC, its General Partner


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 ALEC COINVESTMENT FUND I, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 ALEC COINVESTMENT FUND II, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:


         [SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT]

                                 ALEC COINVESTMENT FUND III, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 ALEC COINVESTMENT FUND IV, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 ALEC COINVESTMENT FUND V, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 ALEC COINVESTMENT FUND VI, LLC,
                                 By Fox Paine Capital, LLC, its Manager


                                 By:  /s/ W. Dexter Paine, III
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 DLJ INVESTMENT PARTNERS, L.P.,
                                 By DLJ Investment Partners, Inc., Managing
                                    General Partner


                                 By:  /s/ Ivy Dodes
                                     ---------------------------------------
                                     Name:
                                     Title:

         [SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT]

                                 DLJ INVESTMENT FUNDING, INC.


                                 By:  /s/ Ivy Dodes
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 DLJ ESC II L.P.,
                                 By DLJ LBO Plans Management Corporation,
                                    its General Partner


                                 By:  /s/ Ivy Dodes
                                     ---------------------------------------
                                     Name:
                                     Title:

                                 CHAMER COMPANY, INC.,


                                 By:  /s/ William H. Bittner
                                     ---------------------------------------
                                     Name:  William H. Bittner
                                     Title: President

                                 COOK INLET REGION, INC.


                                 By:  /s/ Mark Kroloff
                                     ---------------------------------------
                                     Name:
                                     Title:


                                         /s/  Charles E. Robinson
                                 -------------------------------------------
                                              Charles E. Robinson
                                             Management Investor



                                 -------------------------------------------
                                              James H. Huesgen
                                             Management Investor


         [SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT]

                                          /s/ Wesley E. Carson
                                 -------------------------------------------
                                              Wesley E. Carson
                                             Management Investor


                                        /s/ Michael E. Holmstrom
                                 -------------------------------------------
                                            Michael E. Holmstrom
                                             Management Investor



                                 -------------------------------------------
                                                Wayne Graham
                                             Management Investor


                                            /s/ Donn T. Wonnell
                                 -------------------------------------------
                                                Donn T. Wonnell
                                             Management Investor


                                             /s/ John Ayers
                                 -------------------------------------------
                                                 John Ayers
                                             Management Investor




         [SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT]